Exhibit 3.2

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of Dover Downs Gaming & Entertainment, Inc. (the “Corporation”) will be held either within or without the State of Delaware, at such place and on such date and time as the Board of Directors may designate from time to time in the call of the meeting or in a waiver of notice thereof, on such date as the Board of Directors fixes by resolution in each year for the purpose of electing directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special meetings of the stockholders of the Corporation may be called by the Board of Directors or by the President and will be called by the President or by the Secretary upon the written request of the holders of record of a majority in interest of the entire capital stock of the Corporation, issued and outstanding and entitled to vote, at such date and time and at such place either within or without the State of Delaware as may be stated in the call or in a waiver of notice thereof. Such request will be sent to the President and the Secretary and will state the purpose or purposes of the proposed meeting.

Section 3. Notice of Meetings. Notice of the time, place and purpose of every meeting of stockholders of the Corporation will be delivered personally or mailed not less than ten days nor more than 60 days prior thereto to each stockholder of record entitled to vote, at such stockholder’s post office address appearing upon the records of the Corporation or at such other address as may be furnished in writing by such stockholder to the Corporation for such purpose. Such further notice will be given as required by law or by these bylaws. Any meeting may be held without notice if all stockholders of the Corporation entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present.

Section 4. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, will, except as otherwise provided by law or by these bylaws, constitute a quorum at all meetings of the stockholders of the Corporation. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum is present or represented.

Section 5. Organization of Meetings. Meetings of the stockholders of the Corporation will be presided over by the Chairman of the Board of Directors, if there be one, or if the Chairman of the Board is not present by the President, or if the President is not present, by a chairman to be chosen at the meeting. The Secretary of the

Corporation, or in the Secretary of the Corporation’s absence, an Assistant Secretary, will act as Secretary of the meeting, if present.

Section 6. Voting. At each meeting of stockholders of the Corporation, except as otherwise provided by statute or the certificate of incorporation, every holder of record of stock entitled to vote will be entitled to one vote in person or by proxy for each share of such stock standing in such stockholder’s name on the records of the Corporation. Elections of directors will be determined by a plurality of the votes cast and, except as otherwise provided by statute, the certificate of incorporation or these bylaws, all other action will be determined by a majority of the votes cast at such meeting. Each proxy to vote will be in writing and signed by the stockholder of the Corporation or by such stockholder’s duly authorized attorney.

At all elections of directors, the voting will be by ballot or in such other manner as may be determined by the stockholders of the Corporation present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the stockholders of the Corporation for their consideration at a meeting, any stockholder of the Corporation entitled to vote may, on any question, demand a vote by ballot.

A complete list of the stockholders of the Corporation entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each stockholder of the Corporation, will be prepared by the Secretary and will be open to the examination of any stockholder of the Corporation, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list will also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 7. Inspectors of Election. The Board of Directors, in advance of any meeting of stockholders of the Corporation, may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any stockholder of the Corporation entitled to vote will, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his duties, will take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his or her ability. If appointed, Inspectors of Election will take charge of the polls and, when the vote is completed, will make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon, having

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not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II
DIRECTORS

Section 1. Powers. The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation directed or required to be exercised or done by the stockholders of the Corporation.

Section 2. Number, Quorum, Term, Vacancies, Removal. The Board of Directors of the Corporation will consist of one or more members and will initially consist of four members. The number of directors may be changed by a resolution passed by a majority of the whole Board of Directors or by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote.

A majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors) will constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is present.

Directors will hold office until the next annual election and until their successors have been elected and qualified, unless sooner displaced.

Whenever any vacancy has occurred in the Board of Directors, by reason of death, resignation, or otherwise, other than removal of a director with or without cause by a vote of the stockholders of the Corporation, it will be filled by a majority of the remaining directors, though less than a quorum (except as otherwise provided by law), or by the stockholders of the Corporation, and the person so chosen will hold office until the next annual election and until a successor is duly elected and has qualified.

Any one or more of the directors of the Corporation may be removed either with or without cause at any time by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, and thereupon the term of the director or directors who have been so removed will forthwith terminate and there will be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the stockholders of the Corporation as provided in these bylaws.

Section 3. Meetings, Notice. Meetings of the Board of Directors will be held at such place either within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors will be held at such times as may from time to time be fixed by resolution of the Board of Directors, and

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special meetings may be held at any time upon the call of the Chairman of the Board, if one is elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders of the Corporation at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board of Directors. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present.

Section 4. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board of Directors, designate from among its members one or more committees which will consist of two or more directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees will have and may exercise such powers as will be conferred or authorized by the resolution appointing them, to the extent permitted by applicable law. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors otherwise provides. The Board of Directors will have power at any time to change the membership of any such committee, to fill vacancies in it or to dissolve it.

Section 5. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by a majority of the members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 6. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which will be paid to its members. The Board of Directors will also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors, or of any committee of the Board of Directors. In addition, the Board of Directors will also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time.

Section 7. Conference Telephone Meetings. One or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 7 of this Article II will constitute presence in person at such meeting.

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ARTICLE III
OFFICERS

Section 1. Titles and Election. The officers of the Corporation, who will be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders of the Corporation, will be a President, Secretary and Treasurer. The Board of Directors from time to time may elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it will deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

Section 2. Terms of Office. Officers will hold office until their successors are chosen and qualified.

Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation will take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor, who will hold office for the unexpired term in respect of which such vacancy occurred.

Section 6. Chairman of the Board. The Chairman of the Board of Directors, if one is elected, will preside at all meetings of the Board of Directors and of the stockholders of the Corporation, and the Chairman will have and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders of the Corporation, either on a temporary or a permanent basis.

Section 7. President. The President will be the chief executive officer of the Corporation and, in the absence of the Chairman, will preside at all meetings of the Board of Directors, and of the stockholders of the Corporation. The President will exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, will have general management and control of the affairs and business of the Corporation. The President will appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation, and the President will see that all orders and resolutions of the Board of Directors are carried into effect. The President will have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and will do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

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Section 8. Vice Presidents. If chosen, the Vice Presidents, in the order of their seniority, will, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents will have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and will do and perform such other duties incident to the office of Vice President and as the Board of Directors or the President direct.

Section 9. Secretary. The Secretary will attend all sessions of the Board of Directors and all meetings of the stockholders of the Corporation and record all votes and the minutes of proceedings in a book to be kept for that purpose. The Secretary will give, or cause to be given, notice of all meetings of the stockholders of the Corporation and of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors. The Secretary will affix the corporate seal to any instrument requiring it, and when so affixed, it will be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary will have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and will see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

Section 10. Treasurer. The Treasurer will have the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer will disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and will render to the directors whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 11. Execution of Documents and Action with Respect to Securities of Other Corporations. The President and the Chairman will each have and is hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of any other corporation (or with respect to any action of such stockholders of the corporation) in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, the President may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the President is authorized to take under this Section 11 of this Article III, with such limitations as the President may specify; such authority so delegated by the President

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will not be re-delegated by the person to whom such execution authority has been delegated.

Section 12. Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE IV

CAPITAL STOCK

Section 1. Certificates. The interest of each stockholder of the Corporation may be uncertificated or may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock will be signed by the President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe.

Section 2. Transfer. The shares of stock of the Corporation will be transferred only upon the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 3. Record Date. (a) In order that the Corporation may determine the stockholders of the Corporation entitled to notice of or to vote at any meeting of stockholders of the Corporation or any adjournment thereof, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date will not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders of the Corporation entitled to notice of or to vote at a meeting of stockholders of the Corporation will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of the Corporation of record entitled to notice of or to vote at a meeting of stockholders of the Corporation will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders of the Corporation entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors,

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and which date will not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders of the Corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded. Delivery made to a Corporation’s registered office will be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders of the Corporation entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders of the Corporation entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders of the Corporation entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted, and which record date will be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders of the Corporation for any such purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Lost, Stolen or Destroyed Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board of Directors may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

ARTICLE V

CHECKS, NOTES, ETC.

Section 1. Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President, any Vice President or the Treasurer and may also be signed by such other officer or officers, agent or agents, as may be thereunto authorized from time to time by the Board of Directors.

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ARTICLE VI
NOTICES

Section 1. Generally. Whenever by law or under the provisions of the certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder of the Corporation, it will not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder of the Corporation, at his, her or its address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telegram, telecopy, or telephone.

Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. Offices. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 or such other place in the State of Delaware as may from time to time be designated by the Board in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and the Corporation’s registered agent at such address is The Corporation Trust Company. The Corporation may have other offices either within or without the State of Delaware at such places as may be determined from time to time by the Board of Directors or the business of the Corporation may require.

Section 2. Fiscal Year. The fiscal year of the Corporation will be determined by the Board of Directors.

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4. Books. There will be kept at such office of the Corporation as the Board of Directors determines, within or without the State of Delaware, correct books and records of account of all its business and transactions, minutes of the proceedings of its stockholders of the Corporation, Board of Directors and committees, and the stock book, containing the names and addresses of the stockholders of the Corporation, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock will be

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registered, and such other books and records as the Board of Directors may from time to time determine.

Section 5. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6. Time Periods. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used, the day of the doing of the act will be excluded and the day of the event will be included.

Section 7. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the certificate of incorporation.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification of Directors and Officers. The Corporation will, to the fullest extent and in the manner permitted by the DGCL or any other applicable law as presently or hereafter in effect, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director or officer of the Corporation. For purposes of this Section 1 of this Article VIII, a “director” or “officer” of the Corporation includes any person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person).

Section 2. Advancement of Expenses. Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article VIII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment. The Corporation will not indemnify any such person seeking indemnification

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in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

Section 3. Indemnity Not Exclusive. The indemnification provided by this Article VIII will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.

Section 4. Insurance. The Corporation may maintain insurance, at its expense, for the benefit of the Corporation and of any person to be indemnified.

ARTICLE IX
AMENDMENTS

Section 1. Amendments. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, will be necessary at any meeting of stockholders of the Corporation to amend or repeal these bylaws or to adopt new bylaws. These bylaws may also be amended or repealed, or new bylaws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board of Directors; provided that any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders of the Corporation in the manner set forth above.

Any proposal to amend or repeal these bylaws or to adopt new bylaws will be stated in the notice of the meeting of the Board of Directors or the stockholders of the Corporation, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.

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